Exhibit 21.1
SUBSIDIARIES OF POST HOLDINGS, INC. (MO)
(as of November 1, 2020)

Name	Jurisdiction of Incorporation/Formation
8th Avenue Food & Provisions, Inc.*	Missouri
Active Nutrition International GmbH*	Germany
Agricore United Holdings Inc.*	Delaware
Alpen Food Company South Africa (Pty) Limited*	South Africa
American Blanching Company*	Georgia
Attune Foods, LLC*	Delaware
B.L. Agriculture Limited*	United Kingdom
B.L. Marketing Limited	United Kingdom
BE Partner LLC	Ohio
BEF Foods, Inc.	Ohio
BEF Management, Inc.	Ohio
BEF Restaurant Services LLC	Ohio
BellRing Brands, Inc.*	Delaware
BellRing Brands, LLC*	Delaware
Bob Evans Core, LLC*	Delaware
Bob Evans Express, LLC	Ohio
Bob Evans Farms, Inc.	Delaware
Bob Evans Farms, LLC	Ohio
Bob Evans Holding, Inc.	Ohio
Bob Evans Transportation Company, LLC	Ohio
Bright Future Foods, LLC	Delaware
Casa Trucking, Inc.	Minnesota
Comet Processing, Inc.	Delaware
Crystal Farms Dairy Company	Minnesota
Dakota Growers Pasta Company, Inc.*	North Dakota
DNA Dreamfields Company, LLC*	Ohio
Dymatize Enterprises, LLC*	Delaware
GB Acquisition USA, Inc.*	Washington
Golden Boy Foods Ltd.*	British Columbia
Golden Boy Nut Corporation*	Delaware
Golden Nut Company (USA) Inc.*	Washington
Henningsen Foods, Inc.	New York
Impact Real Properties, LLC	Delaware
Kettle Creations, LLC	Ohio
M. G. Waldbaum Company	Nebraska
MCafe Holding, LLC	Delaware
Melck Street Management (Pty) Ltd.	South Africa
MFI Holding Corporation	Delaware
MFI International, Inc.	Minnesota
Michael Foods Group, Inc.	Delaware
Michael Foods of Delaware, Inc.	Delaware
Michael Foods Southwest Co.	Delaware
Michael Foods, Inc.	Delaware
Millbrook Haulage and Storage Co. Limited	United Kingdom
MOM Brands Company, LLC	Minnesota
MOM Brands Sales, LLC	Minnesota

* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.

Name	Jurisdiction of Incorporation/Formation
National Pasteurized Eggs, Inc.	Delaware
National Pasteurized Eggs, LLC	Illinois
Northern Star Co.	Minnesota
Nuts Distributor of America Inc.*	Washington
Papetti’s Hygrade Egg Products, Inc.	Minnesota
PCB Battle Creek, LLC	Delaware
PHI Canada Holding Corp.	Delaware
Pineland Farms Potato Company, Inc.	Maine
Post Consumer Brands Canada, Inc.	British Columbia
Post Consumer Brands, LLC	Delaware
Post Foods Canada Inc.	British Columbia
Post Foods, LLC	Delaware
Post (Hong Kong) Food Limited	Hong Kong
Premier Nutrition Company, LLC*	Delaware
Primo Piatto, Inc.*	Minnesota
Ryecroft Foods Limited	United Kingdom
Supreme Protein, LLC*	Delaware
TA/DEI-A Acquisition Corp.*	Delaware
Vibixa Limited	United Kingdom
Weetabix Company, LLC	Delaware
Weetabix East Africa Limited*	Kenya
Weetabix Food Trading (Shanghai) Co., Ltd.	China
Weetabix Foods Limited*	United Kingdom
Weetabix GmbH	Germany
Weetabix Iberica SL	Spain
Weetabix Ireland Limited	Republic of Ireland
Weetabix Limited	United Kingdom
Weetabix MEA FZE	United Arab Emirates
Weetabix Mexico SA de CV	Mexico
Weetabix Trustee Limited	United Kingdom
Westminster Acquisition Limited	United Kingdom
Westminster (Cayman) Company Limited	Cayman Islands
Westminster (Cayman) Finance Company Limited	Cayman Islands
Westminster (Cayman) Holding Company Limited	Cayman Islands
Westminster (Cayman) Sub Limited	Cayman Islands
Westminster (LUX) Partnership	Luxembourg
* Not a wholly-owned direct or indirect subsidiary of Post Holdings, Inc.